STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT"), dated December 16, 1996, is made and entered into between Apartment Connection Inc., a Delaware corporation (the "BUYER") and Texas Paragon Management Partners L.P., a Texas limited partnership (the "SELLER").

         WHEREAS, Camden Property Trust, a Texas real estate investment trust ("CAMDEN"), Camden Subsidiary, Inc., a Delaware corporation ("CAMDEN SUB"), and Paragon Group, Inc., a Maryland corporation (the "COMPANY"), have on the date hereof entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT") pursuant to which the Company shall be merged with and into Camden Sub (the "MERGER"); and

         WHEREAS, the Seller is the beneficial and record owner of 99 issued and outstanding shares of voting common stock of Paragon Residential Services, Inc., a Delaware corporation ("PRSI"), $.01 par value per share (the "VOTING COMMON STOCK") and the Seller wishes to sell, and the Buyer or its permitted assignee wishes to purchase, such 99 shares of Voting Common Stock (the "SHARES"), as part of the transactions contemplated by, and concurrently with, the Merger.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                SALE AND PURCHASE

         SECTION 1.1 Sale of Shares. Subject to, and in consideration of, the terms and conditions of this Agreement, at the Closing, the Seller shall sell, and the Buyer shall purchase all right, title and interest of the Seller in the Shares. At the Closing, the Seller shall deliver or cause to be delivered to the Buyer, stock certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, with all appropriate stock transfer tax stamps affixed.

         SECTION 1.2 Purchase Price; Delivery. In consideration of the sale, assignment, transfer, conveyance and delivery described above, at the Closing (as defined in Article 2) the Buyer will pay the Seller $98,750 (the "PURCHASE PRICE") in immediately available funds.

                                    ARTICLE 2

                                    CLOSINGS

         The closing of the sale and purchase of the Shares (the "CLOSING") shall take place concurrently with, and at the same time and place as, the closing of the Merger. The time and date of the Closing shall be referred to as the "Closing Date."

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 Seller. The Seller represents and warrants to the Buyer as follows:
         (a) TITLE. The Seller is the beneficial and record owner of the Shares free and clear of all pledges, liens, encumbrances, restrictions, voting agreements or trusts, rights, claims or charges of any nature or kind whatsoever (collectively, "CLAIMS"). Upon delivery to the Buyer of the certificates representing the Shares duly endorsed in blank for transfer or with stock powers attached duly executed in blank, against delivery of the Purchase Price, good and valid title to the Shares shall be transferred to the Buyer free and clear of any and all Claims.

         (b) AUTHORIZATION. The execution and delivery by it of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary partnership or other actions on its part. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Agreement.

         SECTION 3.2 Buyer. The Buyer represents and warrants to the Seller as follows:
         (a) PURCHASE OF SHARES. Buyer represents and warrants to the Seller that it is purchasing the Shares for its own account for investment and not with a view toward, or for resale in connection with, any distribution thereof.

         (b) AUTHORIZATION. The execution and delivery by it of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other actions on its part. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Agreement.

                                    ARTICLE 4

                               MERGER CONSUMMATION

         The obligations of each of the Buyer and the Seller under this Agreement to consummate the sale and purchase of the Shares are subject to the contemporaneous consummation of the Merger. This Agreement shall terminate automatically and concurrently upon the termination of the Merger Agreement.

                                    ARTICLE 5

                                  MISCELLANEOUS

SECTION 5.1 Nonsurvival of Representations and Warranties.
None of the representations, warranties, covenants and agreements set forth herein shall survive the Closing.

         SECTION 5.2 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 5.3 COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one and the same instrument.

         SECTION 5.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and (ii) shall not be assigned by either party hereto by operation of law or otherwise, without the prior written consent of the other party hereto; provided, however, that the Buyer may assign this Agreement without consent of the Seller to any affiliate of Camden or Richard J. Campo so long as purchase of the Shares by such assignee would not affect PRSI's qualification as a "qualified REIT subsidiary" as defined in Section 856(i) of the Internal Revenue Code.

         SECTION 5.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         SECTION 5.6 SPECIFIC PERFORMANCE. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.


         SECTION 5.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 5.8 AMENDMENT; WAIVERS. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by each of the parties hereto. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence thereto. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto, unless made in writing and signed by the party against whom enforcement of such waiver is sought, and then only to the extent expressly specified therein.

         SECTION 5.9 CONFLICT OF TERMS. In the event any provision of this Agreement is directly in conflict with, or inconsistent with, any provision of the Merger Agreement, the provision of the Merger Agreement shall control.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                              TEXAS PARAGON
                                MANAGEMENT PARTNERS L.P.

                    By:      PGI Management, Inc.
                               Its General Partner

                    By:      /s/ WILLIAM R. COOPER
                    Name:        William R. Cooper
                    Title:

                             APARTMENT CONNECTION, INC.

                    By:      /s/ RICHARD J. CAMPO
                    Name:        Richard J. Campo
                    Title:     Chairman of the Board